EXHIBIT 2

EMPLOYMENT AGREEMENT

     This Employment Agreement (this “Agreement”) is made effective as of April 1, 2005 (the “Effective Date”) by XRGG&A, INC., a Delaware corporation (the “Employer”), and LARRY M. BERRY, an individual resident in the State of Kentucky (the “Employee”).

     The parties, intending to be legally bound, agree as follows:

     1. EMPLOYMENT TERMS AND DUTIES

          1.1 Employment. The Employer hereby employs the Employee, and the Employee hereby accepts employment by the Employer, upon the terms and conditions set forth in this Agreement. Employee’s office shall initially be located in Madisonville, Kentucky, and Employee shall not be required to re-locate to another office or facility outside such geographical area during the term of this Agreement. Employee shall be responsible for providing his own work space at the sole cost of the Employee.

          1.2 Term. Subject to the provisions of Section 5, the term of employment under this Agreement will be five (5) years, beginning on April 1, 2005 and ending on March 31, 2010. After the initial term, this Agreement will automatically extend for successive terms of one year each unless either party gives notice to the other party at least thirty (30) days prior to the end of any year that he or it does not desire to extend the term.

          1.3 Duties. The Employee is employed as an Acquisition Specialist of the Employer. The Employee shall report directly to the Chief Executive Officer of Employer, and shall assist the Employer in entering into agency agreements, terminal agreements, asset-based acquisitions, and other similar agreements with trucking companies. In addition, the Employee shall perform such other duties as may be reasonably prescribed from time to time by the Board of Directors of the Employer. The Employee further agrees to comply with the Employer’s policies, rules and regulations as determined and amended from time to time by the Board of Directors of the Employer.

          1.4 Time Commitment. The Employee will not be required to devote his entire business time exclusively to the business of the Employer; however, Employer agrees that he will use his best efforts to promote the success of the Employer’s business, and will cooperate fully with the Board of Directors in the advancement of the best interests of the Employer. Nothing in this Section 1.4, however, will prevent the Employee from performing acquisition specialist services for other companies; provided, however, that the Employer shall direct all candidates for agency agreements, terminal agreements, acquisition agreements, or other similar agreements solely to the Employer and Employer shall have fourteen (14) business days after receipt of full and complete information regarding any such candidate in which to commence preparation of definitive agreements. At such time as the Employer notifies the Employee in writing that it has no desire to enter into any agreement with a specific candidate, Employee shall be free to present such candidate to any other company, including competitors of the Employer.

     2. COMPENSATION

          2.1 Compensation. Throughout the term of this Agreement, in consideration of the services to be rendered under this Agreement, Employer shall pay Employee compensation in an amount equal to 1/2 of 1% of all invoiced line haul revenues of the Employer attributable to agency, transfer and acquisition agreements entered into with trucking candidates directed to the Employer by the Employee. As of the date of this Agreement, Employee is entitled to be paid such compensation with respect to invoiced line haul revenues of EFS Corp., Highbourne Corporation, Carolina Truck Connection, Inc. and Highway Transport, Inc.

          It is understood that the Employee shall be entitled to compensation payable under this Agreement so long as the Employer maintains an agency or other revenue generating business relationship with a terminal or other asset-based transportation equipment provider. Employee shall be entitled to such compensation even if the employment arrangement is terminated (other than termination of “For Good Reason”) as set forth in Section 5.2, in which event compensation due the Employee shall cease as of the date of termination “For Good Reason”.

          Employer shall pay Employee a weekly draw against compensation of THREE THOUSAND AND NO/100 DOLLARS ($3,000) per week, payable according to Employer’s normal payroll practices. Within ten (10) days after the end of each month, Employer shall compute the amount of compensation payable to Employee with respect to the prior month based upon invoiced line haul revenue for such month and shall pay the Employee the difference between the weekly draw and the amount payable to Employee for such month.

          All compensation to be paid to Employee under this Agreement shall be less withholdings required by law.

          2.2 Stock Options. In consideration for accepting employment with the Employer, the Employer will issue stock options to the Employee entitling the Employee to purchase 100,000 shares of the Employer’s common stock at an exercise price of $0.01 per share. The options shall vest immediately and shall be exercisable by Employee at any time prior to December 31, 2010. During the term of his employment, Employee shall also be entitled to participate in a Contingent Purchase Price/Earn Out Stock Issuance Plan or MEIP, as applicable for the Terminals, to be established by the Employer.

          2.3 Payment for Prior Services. Employee currently provides services on behalf of the Employer. Any amounts owed to Employee for such services as of the close of business on March 31, 2005, shall be paid to Employee at the rate of one share of the Employer’s common stock for each $1.00 in compensation owed to Employee as of such date. The compensation payable to Employee in shares shall be based upon the invoiced revenue from EFS, Highbourne, Highway and CTC as of March 31, 2005.

          2.4 Benefits. During the term of employment the Employee will be permitted to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans of the Employer that may be in effect from time to time, to the extent the Employee is eligible under the terms of those plans. Employee’s participation in the Employer’s major medical plan shall continue in effect on the same terms throughout the term of this Agreement.

     3. EXPENSES

          The Employer will pay on behalf of the Employee (or reimburse the Employee for) pre-approved, reasonable travel and other expenses incurred by the Employee at the request of the Employer in the performance of the Employee’s duties pursuant to this Agreement. The Employee must file expense reports with respect to such expenses in accordance with the Employer’s policies.

                    4. [Reserved]

     5. TERMINATION

          5.1 Events of Termination. The employment and any and all other rights of the Employee under this Agreement or otherwise as an employee of the Employer will terminate (except as otherwise provided in this Section 5):

                    (a) upon the death of the Employee;

                    (b) upon the permanent disability of the Employee; or

                    (c) for good reason (as defined in Section 5.2) upon not less than thirty (30) days’ prior notice from the Employer to the Employee.

          5.2 Definition of “For Good Reason.” For purposes of Section 5.1, the phrase “for good reason” means (a) the Employee’s material breach of this Agreement; (b) the Employee’s failure to adhere to any written Employer policy if the Employee has been given a reasonable opportunity to comply with such policy or cure his failure to comply; (c) the appropriation (or attempted appropriation) of a material business opportunity of the Employer, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Employer; (d) the misappropriation (or attempted misappropriation) of any of the Employer’s funds or property having a material value; or (e) the conviction of or the entering of a guilty plea or plea of no contest with respect to, a felony or the equivalent thereof.

          5.3 Definition of “Permanent Disability.” For purposes of Section 5.1, “permanent disability” shall be defined as the mental or physical incapacity of Employee which would prevent the Employee from performing his normal and customary duties for a period of six (6) consecutive months.

          5.4 Termination Pay. It is understood that Employee shall still be entitled to compensation equal to one-half of one percent (1/2%) of all invoiced line haul revenues of the Employer attributable to agency, transfer and acquisitions agreements entered into with trucking candidates directed to the Employer by the Employee before or after the Employee’s termination of employment for any reason other than “For Good Reason”. However, after termination of Employee for any reason other than “For Good Reason”, so long as Employer maintains an agency or other revenue generating business relationship with such entity, Employee will no longer be entitled to a weekly draw against compensation. Rather, Employee will be paid a weekly commission based upon the actual compensation due Employee pursuant to Section 2.1 of this Agreement. If Employee is terminated “For Good Reason”, then all compensation obligations due Employee shall cease as of the date of termination “For Good Reason”.

     6. NON-DISCLOSURE COVENANT

          6.1 Acknowledgments by the Employee. The Employee acknowledges that (a) during the Employment Period and as a part of his employment, the Employee will be afforded access to Confidential Information (as defined in Section 6.2); (b) public disclosure of such Confidential Information could have an adverse effect on the Employer and its business; and (c) the provisions of this Section 6 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information.

          6.2 Definition of “Confidential Information”. Confidential Information means any and all:

                    (a) trade secrets concerning the business and affairs of the Employer, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned methods of doing business, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and any other information, however documented, that is a trade secret within the meaning of the Florida Uniform Trade Secrets Act; and

                    (b) information concerning the business and affairs of the Employer (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials, however documented; and

                    (c) notes, analysis, compilations, studies, summaries, and other material prepared by or for the Employer containing or based, in whole or in part, on any information included in the foregoing; provided, however

                    (d) Employee may disclose such Confidential Information as follows: (i) to Employee’s legal counsel, accountant or financial advisor, for whose actions the Employee will be responsible; (ii) to comply with any applicable law or order, provided that the Employee notifies the Employer of any action of which he is aware which may result in disclosure; (iii) to the extent that the Confidential Information is or becomes generally available to the public through no fault of the Employee; and (iv) to the extent that the same information becomes available (on a non-confidential basis) to the Employee from another source that, to the knowledge of the Employee, has no confidentiality obligation regarding such information.

          6.3 Agreements of the Employee Regarding Confidentiality. In consideration of the compensation and benefits to be paid or provided to the Employee by the Employer under this Agreement, the Employee covenants as follows:

                    (a) For a period of twelve (12) months following Employee’s last date of employment hereunder, the Employee will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Employer.

                    (b) Any trade secrets of the Employer will be entitled to all of the protections and benefits under the Florida Uniform Trade Secrets Act and any other applicable law. If any information that the Employer deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Employee hereby waives any requirement that the Employer submits proof of the economic value of any trade secret or posts a bond or other security.

                    (c) The Employee will not remove from the Employer’s premises (except to the extent such removal is for purposes of the performance of the Employee’s duties at home or while traveling, or except as otherwise specifically authorized by the Employer) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the “Proprietary Items”). The Employee recognizes that, as between the Employer and the Employee, all of the Proprietary Items, whether or not developed by the Employee, are the exclusive property of the Employer. Upon termination of this Agreement by either party, or upon the request of the Employer during the Employment Period, the Employee will return to the Employer all of the Proprietary Items in the Employee’s possession or subject to the Employee’s control, and the Employee shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

     7. GENERAL PROVISIONS

          7.1 Injunctive Relief and Additional Remedy. The Employee acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of this Agreement (including any provision of Sections 6) would be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, the Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Employer will not be obligated to post bond or other security in seeking such relief.

          7.2 Covenants of Sections 6 are Essential and Independent Covenants. The covenants by the Employee in Section 6 are essential elements of this Agreement, and without the Employee’s agreement to comply with such covenants, the Employer would not have entered into this Agreement or employed or continued the employment of the Employee. The Employer and the Employee have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Employer.

          The Employee’s covenants in Section 6 are independent covenants and the existence of any claim by the Employee against the Employer under this Agreement or otherwise will not excuse the Employee’s breach of any covenant in Section 6.

          If the Employee’s employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Employee in Section 6.

          7.3 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

          7.4 Entire Agreement; Amendments. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

          7.5 Governing Law. This Agreement will be governed by the laws of the State of Florida or Kentucky without regard to conflicts of laws principles. Venue shall be permissive in either Florida or Kentucky.

          7.6 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

          7.7 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

          7.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.

EMPLOYER:		EMPLOYEE:

XRGG&A, INC.

By:	/s/ Richard S. Francis	/s/ Larry M. Berry

Larry M. Berry

Title: President